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                                                                    EXHIBIT 21.1


                            LISTING OF SUBSIDIARIES

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

Name of Subsidiary                           Place of Incorporation
------------------                           ----------------------
Twin Laboratories Inc.                       Utah
Twin Laboratories (U.K.) Ltd.                United Kingdom
Changes International (U.K.) Ltd.            United Kingdom
Changes, A Twinlab Company S. de R.L.        Mexico
Bronson Laboratories, Inc.                   Delaware
Health Factors International, Inc.           Delaware
Twinlab Mail Order, Inc.                     California
Twinlab Direct, Inc.                         Florida
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